Exhibit 99.4
Dear Holly Employee:
I am pleased to announce that Holly Corporation and Frontier Oil Corporation have reached an agreement under which the companies will combine in a tax-free, stock-for-stock transaction that will create a leading independent refiner. The new company will be called HollyFrontier Corporation. A copy of the joint press release we issued today is attached.
For those of you not familiar with Frontier, it is an independent oil refining and marketing company with complex refineries located in Cheyenne, Wyoming and El Dorado, Kansas. Frontier’s primary products of gasoline and diesel are marketed in the Rocky Mountain region and the Mid-Continent. Frontier and its dedicated employees share our strong commitment to serving customers and communities and, above all else, to maintaining a safe working environment.
This strategic combination increases our diversity of assets and geographic coverage, strengthens our balance sheet and brings together some of the most talented employees in the industry. HollyFrontier will be a strong competitor with a well-positioned refining asset base, enhanced growth opportunities and an industry leading balance sheet.
Some highlights include:
•	Increased Scale, Asset Diversity and Competitiveness: The combination of Holly and Frontier will create one of the largest independent refiners in the US with an increased focus in the niche Mid-Continent, Rocky Mountain and Southwest refining markets. The combined company’s expanded footprint will allow for an increase in refining capacity in fast growing, traditionally high demand areas with advantaged access to the growing supply of domestic and Canadian crude oil varieties. The HollyFrontier combination strengthens both companies’ strategic plans by diversifying revenues, expanding infrastructure and increasing scale. The new company will have a refining capacity in excess of 440,000 barrels-per-day (bpd) across five refineries.

•	Financial Strength and Flexibility: Holly and Frontier expect the combination to benefit shareholders of both companies. The increased scale and diversity of assets, coupled with the combined company’s strong balance sheet, create the possibility for cost-of-capital synergies and a stronger corporate credit profile. In addition, the combined company will be better positioned to take advantage of future strategic opportunities.

•	Outstanding Employees with Proven Track Records: The merger combines strong teams with proven track records of producing industry leading shareholder returns, growth through refinery upgrades and margin improvement.

Here are some of the details of the transaction:

•	Under the terms of the agreement, Frontier shareholders will receive 0.4811 Holly shares for each share of Frontier common stock.

•	The transaction is structured to be tax-free to the shareholders of both companies.

•	Frontier will make a $0.28 per share special dividend payment on March 21, 2011, to all Frontier shareholders of record as of March 7, 2011. Holly expects to continue to pay dividends at the current level through the closing of the merger. Currently, Holly pays an annual dividend of $0.60 per share. Following the completion of the merger, it is expected that the HollyFrontier Board of Directors will adopt a dividend policy appropriate to build long-term shareholder value.

•	Upon closing of the transaction, Holly shareholders are expected to own approximately 51 percent and Frontier shareholders are expected to own approximately 49 percent of the combined company.
I believe this transaction will create a new industry leader with outstanding prospects for growth and success, and we expect it will result in enhanced opportunities for many employees from both Holly and Frontier. I look forward to working with you and, following the closing, our new colleagues from Frontier to continue delivering industry leading results.
We expect to complete the transaction early in the third quarter of 2011, subject to, among other things, approval by both companies’ shareholders and other customary closing conditions. In the interim, I am sure you will have many questions and we are committed to keeping you up-to-date on important developments.
Many of the key decisions about how we will integrate Holly and Frontier have not yet been made, but given the highly complementary nature of our operations and our similar corporate cultures, we expect a smooth transition. At the appropriate time, we will appoint a transition team, which will be made up of employees of both companies. As in any transaction of this size, we expect to identify areas of redundancy and to create a more cost-effective operating structure for the combined company. Of course, we are committed to treating all impacted employees fairly.
I can tell you that our corporate headquarters will remain in Dallas. With respect to the combined company’s leadership team, I will serve as Executive Chairman of the combined company. Mike Jennings, current Chairman, President and CEO of Frontier, will serve as President and CEO of the combined company. Dave Lamp, President of Holly, will take the post of Chief Operating Officer, Doug Aron, Frontier’s Chief Financial Officer and Executive Vice President, will serve as the combined company’s CFO, and Bruce Shaw, Holly’s current CFO, will serve as SVP of Strategy and Corporate Development. Following the closing of the transaction, the Board of Directors of the new company will consist of seven current Frontier Board members and seven members of the current Holly Board.
This transaction will likely generate interest from the media and other third parties. As always, it is important for us to speak with one voice. If you receive any inquiries from the media or other questions from outside Holly, please forward them to Neale Hickerson at (214) 871-3572.
The key to the success of our business has been — and will continue to be — you, our valued employees. I hope you share my enthusiasm about this exciting transaction. I want to thank all of you for your continued diligence, support and focus on serving our customers and operating safely.
Sincerely,
Matt Clifton
Chairman and Chief Executive Officer
Holly Corporation

1.	Who is Frontier?

Frontier is an independent oil refining and marketing company with complex refineries located in Cheyenne, Wyoming and El Dorado, Kansas. Frontier’s primary products of gasoline and diesel are marketed in the Rocky Mountain region and the Mid-Continent. Frontier and its dedicated employees share our strong commitment to serving customers and communities and, above all else, to maintaining a safe working environment.

2.	Why are Holly and Frontier combining?

This combination offers an excellent strategic fit that supports long-term value creation. It will create one of the largest independent refiners in the U.S., with an increased focus in the niche Mid-Continent, Rocky Mountain and Southwest refining markets.

The combined company’s expanded footprint will allow for an increase in refining capacity in fast growing, traditionally high demand areas with advantaged access to the growing supply of domestic and Canadian crude oil varieties. The Holly Frontier combination strengthens both companies’ strategic plans by diversifying revenues, expanding infrastructure and increasing scale. The new company will have a refining capacity in excess of 440,000 barrels-per-day (bpd) across five refineries.

We expect the combination to benefit shareholders of both companies. The increased scale and diversity of assets, coupled with the combined company’s strong balance sheet, create the possibility for cost-of-capital synergies and a stronger corporate credit profile. In addition, the combined company will be better positioned to take advantage of future strategic opportunities.

3.	What does this mean for Holly?

We believe the combination will create a significantly larger, more geographically diversified company that is better positioned in an increasingly competitive industry.

It also brings together two of the strongest management teams and the most talented employees in the industry.

4.	What are the terms of the transaction?

Frontier shareholders will receive 0.4811 Holly shares for each share of Frontier common stock.

The transaction is structured to be tax-free to the shareholders of both companies.

Frontier will make a $0.28 per share special dividend payment on March 21, 2011, to all Frontier shareholders of record as of March 7, 2011. Holly expects to continue to pay dividends at the current level through the closing of the merger. Currently, Holly pays an annual dividend of $0.60 per share. Following the completion of the merger, it is expected that the HollyFrontier Board of Directors will adopt a competitive dividend policy.

5.	What approvals are required?

The transaction is subject to, among other things, approval by both companies’ shareholders and other customary closing conditions, as well as clearance under of the Hart-Scott-Rodino Act.

6.	How long before the transaction is completed?

The transaction is expected to be completed early in the third quarter of 2011.

7.	What are the integration plans? How will the combined company be structured? What will the company be called?

Bringing these companies together will require a thoughtful integration plan. At the appropriate time, we will appoint a transition team, which will be made up of employees of both companies.

The name of the new company will be HollyFrontier Corporation.

8.	Who will lead the combined company?

The new company’s leadership team will be comprised of executives from both Frontier and Holly:
•	Matt Clifton, currently Chief Executive Officer of Holly, will become Executive Chairman

•	Mike Jennings, currently Frontier Chairman and Chief Executive Officer, will become the new company’s President & CEO

•	Dave Lamp, President of Holly, will take the post of Chief Operating Officer

•	Doug Aron, Frontier Chief Financial Officer and Executive Vice President, will serve as the combined company’s CFO

•	Bruce Shaw, Holly’s current CFO, will become SVP of Strategy & Corporate Development
Following the closing of the transaction, the Board of Directors of the new company will consist of seven current Frontier Board members and seven members from the current Holly Board.

9.	What can Holly employees expect in the interim?

It should be business as usual for all of us at Holly and Frontier.

Until the transaction closes, which we anticipate early in the third quarter of 2011, Holly and Frontier will remain separate and independent companies. We all need to remain focused on maintaining a safe working environment and on serving our customers and communities and.

10.	What about headquarters?

The combined company will be headquartered in Dallas, Texas.

11.	How will Holly employees benefit from this transaction?

The transaction will create a significantly larger, more geographically diversified company that is better positioned in an increasingly competitive industry. We also expect that the transaction will result in enhanced opportunities for many employees from both Holly and Frontier.

12.	Will there be any layoffs?

As in any transaction of this size, we expect to identify areas of redundancy and to create a more cost-effective operating structure for the combined company. Of course, we are committed to treating all impacted employees fairly.

13.	How will this transaction affect Holly’s relationships with customers?

The combination of Holly and Frontier unites two very similar corporate cultures that share a strong commitment to their customers, employees and communities. We look forward to working with the combined Holly and Frontier team to continue providing outstanding service to our customers.

14.	Can I talk to people I know at Frontier about the transaction and integration planning?

No, you should not contact people you know at Frontier to discuss post-merger integration unless specifically authorized by our Legal department. Please remember we are still separate companies and must continue to operate separately until closing. You may continue to have personal conversations with Holly employees or conversations that are part of your day-to-day responsibilities with counterparts at Frontier. However you cannot discuss post-merger integration.

15.	Where can I learn more about the merger?

Holly and Frontier have prepared a detailed presentation and are hosting a conference call and webcast for analysts and investors. To access the materials and to listen to the webcast, either live or via replay, go to www.hollycorp.com.

16.	How will I know more about the progress of the transaction?

We will continue to keep you updated on our progress. As the transaction progresses, we urge you to remain focused on the needs of our customers and our operations.

17.	What should I say if I’m contacted by media, financial community, or other third parties about the transaction?

If you receive any inquiries from the media or other questions from outside Holly, please forward them to Neale Hickerson at (214) 871-3572.

Important Information for Investors and Shareholders
Communications in this letter do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of Holly common stock in connection with the proposed merger will be submitted to Holly’s shareholders for their consideration, and the proposed merger will be submitted to Frontier’s shareholders for their consideration. In connection therewith, Holly will file a registration statement on Form S-4 with the SEC that will include a joint proxy statement to be used by Holly and Frontier to solicit the required approval of their shareholders in connection with the proposed merger and that will also constitute a prospectus of Holly. Holly and Frontier may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF HOLLY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Holly and Frontier, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Holly will be available free of charge on Holly’s website at www.hollycorp.com under the tab “Investors” or by contacting Holly’s Investor Relations Department at (214) 871-3555. Copies of the documents filed with the SEC by Frontier will be available free of charge on Frontier’s website at www.frontieroil.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Frontier’s Investor Relations Department at (713) 688-9600.
Holly, Frontier and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Holly and the shareholders of Frontier in connection with the proposed merger. Information about the directors and executive officers of Holly is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 25, 2010. Information about the directors and executive officers of Frontier is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 22, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Statements
This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding the effects of the proposed merger and statements preceded by, followed by or that otherwise include the words “expects,” “anticipates,” “intends,” “estimates” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Holly and Frontier as of today’s date and are not guarantees of the future performance of Holly, Frontier or the combined company, and actual results may vary materially from the results and expectations discussed. For instance, although Holly and Frontier have signed an agreement for a subsidiary of Holly to merge with and into Frontier, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive the necessary approval of Holly’s shareholders or Frontier’s shareholders or government approvals or if either Holly or Frontier fails to satisfy conditions to closing. Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of Holly’s and Frontier’s business and the combined company’s ability to compete in the highly competitive refining and marketing industry. The revenues, earnings and business prospects of Holly, Frontier and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in Holly’s, Frontier’s and the combined company’s markets; the demand for and supply of crude oil and refined products; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines; effects of governmental and environmental regulations and policies; the availability and cost of financing; the effectiveness of capital investments and marketing strategies; efficiency in carrying out construction projects; the ability to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist attacks and the consequences of any such attacks; and general economic conditions.
Holly cautions that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Holly’s and Frontier’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. Holly undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.